UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

July 13, 2009
Date of Report (date of Earliest Event Reported)

CHINA TEL GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA		98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

8105 Irvine Center Drive, Suite 820, Irvine, CA 92618
 (Address of principal executive offices and zip code)

(949) 585-0222
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

 As previously announced by China Tel Group, Inc., a Nevada corporation (the “Company”), in its Report on Form 8-K filed with the Securities and Exchange Commission on March 16, 2009, on March 10, 2009 the Company entered into a China Tel Group, Inc. Agreement dated February 25, 2009 (the “Agreement”) with Olotoa Investments, LLC, a California limited liability company (the “Purchaser”.)   The Agreement provided for the investment of $300,000,000 by Purchaser into the Company to acquire 49% of the Series A common stock of the Company on a fully diluted basis.  The Purchase Price was payable by the Purchaser to the Company over an eighteen month period, commencing March 9, 2009 through September 9, 2010, when and in amounts as requested by the Board of Directors of the Company.

On July 13, 2009, the Company and Purchaser amended and restated the Agreement in its entirety by executing an Amended and Restated China Tel Group, Inc. Agreement effective as of February 25, 2009 (the “Amended Agreement”).  Under the Amended Agreement, Purchaser will invest $314,000,000 (the “Amended Purchase Price”) into the Company to acquire 49% of the Series A common stock of the Company on a fully diluted basis calculated on January 11, 2010 (“Purchased Shares”).  The Amended Purchase Price remains payable by the Purchaser to the Company over an eighteen month period, commencing March 9, 2009 through September 9, 2010, when and in amounts as requested by the Board of Directors of the Company.  The Purchaser will receive a pro rated portion of Purchased Shares based on the number of issued and outstanding shares of Series A common stock of the Company as of the date each payment of the Amended Purchase Price is delivered to the Company.  The total number of Purchased Shares delivered to Purchaser under the Amended Agreement shall be adjusted on January 11, 2010 to reflected 49% of the Series A common stock of the Company on a fully diluted basis on that date.

The Amended Agreement also grants Purchaser a first right of refusal to provide the Company with additional capital on the same terms and conditions as any proposed capital raise by the Company through any third party.  Purchaser has ten days from the date the Company notifies Purchaser of the terms and conditions of a proposed capital raise for the Company by any third party to exercise its right of first refusal in the Amended Agreement.

The Board of Directors of the Company requested the first $50,000,000 of the Amended Purchase Price on May 1, 2009 and requested a second payment of $65,000,000 of the Amended Purchase Price on July 1, 2009.  Purchaser has informed the Company delivery of payment of the two outstanding requests for payment of a portion of the Amended Purchase Price under the Amended Agreement can be expected on July 15, 2009.  There are, however, no assurances the requested portion of the Amended Purchase Price will be delivered on this date.

Item 9.01                      Exhibits

99.1	Amended and Restated China Tel Group, Inc. Agreement dated February 25, 2009

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA TEL GROUP, INC.

Date: July 13, 2009	By:	/s/ Kenneth L. Waggoner
Name: Kenneth L. Waggoner
Title: Vice President & General Counsel